Exhibit 10.42

TRAVEL SEARCH COMPANY, INC.

2004 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) dated as of (March 1, 2004 (“Grant Date”) is between Travel Search Company, Inc., a Delaware corporation (the “Company”), and Terrell Jones, (the “Participant”) relating to a Stock Option granted under the Travel Search Company, Inc. 2004 Stock Incentive Plan (the “Plan”). Capitalized terms used in this Agreement without definition shall have the meaning ascribed to such terms in the Plan.

1.	Grant of Stock Option, Option Price and Term.

(a) The Company grants to the Participant a Non-Qualified Stock Option (the “Stock Option”) to purchase 121,000 shares of Stock of the Company (“Option Shares”) at a price of $1.00 per share (“Option Price”) subject to the provisions of the Plan and the terms and conditions herein.

(b) The term of this Stock Option shall be a period of 10 years from the Grant Date (the “Option Period”). During the Option Period, the Stock Option shall be vested and exercisable with respect to (i) one-fourth (1/4) of the Option Shares upon the first anniversary of the Grant Date, March 1, 2005 (but only if the Participant remains continuously employed with, engaged by or as a director of the Company or an Affiliate through such vesting date), and (ii) one-thirty-sixth (1/36) of the remaining three-fourths (3/4) of the Option Shares upon the first day of each calendar month thereafter (but only if the Participant remains continuously employed with or engaged by the Company or an Affiliate through such vesting date) until such time as the Stock Option is fully vested.

Notwithstanding the foregoing, in the event the Participant incurs a termination of employment or provision of services for any reason with respect to the Company or an Affiliate, the provisions of Section 4 of the Plan relating to termination of employment or provision of services shall apply.

(c) The Stock Option granted hereunder is designated as a Non-Qualified Stock Option and is not intended to constitute an “incentive stock option” as that term is used in Section 422 of the Code.

(d) The Company shall not be required to issue any fractional shares of Stock.

2.	Exercise.

The Stock Option shall be exercisable during the Participant’s lifetime only by the Participant (or his or her Representative), and after the Participant’s death only by a Representative. The Stock Option may only be exercised by the delivery to the Company of a properly completed and executed written notice, in form satisfactory to the Administrator, which notice shall specify the number of Option Shares to be purchased and the aggregate Option Price for such Option Shares, together with payment in full of such aggregate Option Price. Payment of the aggregate Option Price may be made only as specified in the Plan.

The Stock Option may not be exercised unless the Participant has complied with all of the provisions of this Agreement, including, without limitation, this Section 2, and the Plan, and, for all purposes of this Agreement, the date of the exercise of any part of the Stock Option shall be the date upon which the Participant is in compliance with all such provisions. The Administrator may deny any method of exercise permitted hereunder if such method would result in liability under Federal securities law to the Participant or the Company or result in an expense charge to the Company.

At the time this Stock Option is exercised, the Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Stock Option (a) deliver to the Company an Investment Representation Statement prepared by the Company (substantially in the form of Exhibit A attached hereto) and (b) agree to execute and become a party to any agreement among stockholders that may be in effect as of such date.

3.	(Intentionally Left Blank).

4.	Non-Transferability of Stock Option.

This Stock Option may not be transferred in any manner other than by will or by the laws of descent and distribution.

5.	Payment of Withholding Taxes.

If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Stock Option, the Participant shall be required to pay such amount to the Company, as provided in the Plan. The Participant acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant of the Stock Option and its exercise.

6.	Changes in Company’s Capital Structure.

The existence of an Stock Option will not affect in any way the right or authority of the Company or its stockholders to authorize or effect (a) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (b) any Change in Control; (c) any merger or consolidation of the Company; (d) any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof; (e) the dissolution or liquidation of the Company; (f) any sale or transfer of all or any part of its assets or business; or (g) any other corporate act or proceeding, whether of a similar character or otherwise.

In the event of a Change in Control or other corporate restructuring provided for in the Plan, the Participant shall have such rights, and the Administrator shall take such actions, as are provided for in the Plan.

7.	Plan.

The Stock Option is granted pursuant to the Plan, and the Stock Option and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms .and provisions are incorporated in this Agreement by reference or are expressly cited.

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8.	Employment, Directorship or Service.

No provision of this Agreement or of the Stock Option granted hereunder shall give the Participant any right to continued employment, directorship or other service with respect to the Company or any Affiliate, create any inference as to the length of employment, directorship or other service of the Participant, affect the right of the Company or any Affiliate to terminate the employment, directorship or other service with respect to the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program (other than the Plan) of the Company or any Affiliate.

9.	Governing Law.

This Agreement and the Stock Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its laws respecting choice of law).

10.	Waiver; Cumulative Rights.

The failure or delay of either party to require performance by the other party of any provision hereof shall not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each and every right hereunder is cumulative and may be exercised in part or in whole from time to time.

11.	Notices.

Any notice which either party hereto may be required or permitted to give the other shall (i) be in writing and may be delivered personally, by certified U.S. Mail, with first class postage prepaid, return receipt requested or by a recognized overnight courier service, addressed to the Secretary of the Company, at its then corporate headquarters, and the Participant at his or her address as shown on the Company’s records, or to such other address as the Participant, by notice to the Company, may designate in writing from time to time and (ii) be deemed delivered upon actual receipt.

12.	Conditional Grant.

To the extent required by the Administrator, this Stock Option is granted upon the condition that, and the Option Shares shall be forfeited unless, each and any person who is a spouse of the Participant at any time on or after the Grant Date (including any person who becomes a spouse after the Grant Date) executes a Consent of Spouse form provided by the Administrator, substantially in the form of Exhibit B attached hereto. Furthermore, unless the Administrator shall waive such condition, this Stock Option is granted upon the condition that, and the Option Shares shall be forfeited unless, the Participant becomes a party to the Stock Restriction and Co-Sale Agreement attached hereto as Exhibit C by executing and delivery simultaneously herewith an executed Instrument of Accession in the form of Schedule II thereto.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Participant has hereunto set his hand, all as of the day and year first above written.

Travel Search Company, Inc.

By:	/s/ D. Stephen Hafner

Participant:

/s/ Terrell Jones
Name

Address

City, State, Zip Code

Phone Number

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EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

COMPANY:	Travel Search Company, Inc.

SECURITIES:	Common Stock

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

(i) I have been granted access to information and materials concerning the Company and the Securities sufficient to permit me to evaluate the merits and risks of an investment in the Securities. I have had the opportunity to my satisfaction to question and to receive answers from officers and other representatives of the Company concerning the Company and the Securities. I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Securities. I am aware of an understand all of the substantial risks associated with an investment in the Securities and that I could lose my entire investment in the Company. I have sought such accounting, legal and tax advice as I deem necessary to make an informed investment decision with respect to acquiring the Securities. By checking any of the boxes below, I also represent that I am an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) (leave boxes blank if this representation is not applicable):

☐	I am a natural person whose individual net worth or joint net worth with my spouse as of the date hereof is in excess of $1,000,000; and/or

☐	I am a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have reasonable expectation of reaching the same income level in the current year.

(ii) I understand that (A) the Securities have not been registered under the Securities Act or the securities laws of any state and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (B) apart from any other restriction on such sale, transfer or disposition, such Securities cannot be sold, transferred or otherwise disposed of unless the Securities are subsequently registered under the Securities Act and the securities laws of applicable states or the Company receives a written legal opinion acceptable to the Company that an exemption from such registration is then available and (C) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Securities and the Company has no obligation or current intention to register any of the Securities. I understand that the certificates representing the Stock will bear a legend regarding the foregoing. My ability to transfer the Securities acquired will be further impaired by the fact that capital stock. I am able to bear the economic risk of an investment in the Stock for an indefinite period.

(iii) I am acquiring the Securities for my own account for investment and not with a view to any distribution thereof, and will not transfer any of the Securities in violation of the provisions of any applicable securities law.

(iv) I understand that the Securities are being offered and issued or sold to me in reliance on specific exemptions from the registration requirements of the Securities Act and state securities laws and that the Company is relying in part upon the truth and accuracy of, and my compliance with, representations, warranties, agreements, acknowledgements and understandings set forth herein to determine the validity of such exemptions and my eligibility to acquire the Securities.

(v) My state of residence is                             .

SIGNATURE OF PURCHASER:

DATE:

EXHIBIT B

CONSENT OF SPOUSE

(for Residents of Community Property States Only)

My name is                              and I am the spouse of                             .

I have read and understand the attached Non-Qualified Stock Option Agreement (the “Agreement”).

I understanding that, because I am a resident of the State of             , the community property laws of this state may provide me with certain rights or interests in the property which is the subject of the Agreement. After having considered the terms of the Agreement and my rights and interests under the community property law of this State:

1.	I hereby consent and agree to each and every term and condition set forth in the Agreement.

2.	I hereby understand and agree that my spouse may join in any future modification or amendment of the Agreement without any further signature, acknowledgment, agreement or consent on my part.

3.	I understand that any interest that my spouse has in any property described in the Agreement, shall be subject to the terms of the Agreement.

4.	I understand that, by agreeing to the terms of the Agreement and by executing this Consent, I may be waiving certain of my rights and interests under the community property laws of this State.

Dated:

By:
Participant’s Spouse

EXHIBIT C

STOCK RESTRICTION AND CO-SALE AGREEMENT